Exhibit 2.4

                            SHARE EXCHANGE AGREEMENT

     THIS AGREEMENT FOR SHARE EXCHANGE (this "Agreement") is dated as of the 5th day of May 2008, by and among Merci Inc., a Delaware corporation ("Merci"), and L.J. Loeffler Inc., a New York corporation ("Loeffler"), and Dominick Pioppi the sole shareholder of Loeffler (the "Shareholder") (collectively referred to as the "Parties").

                                    RECITALS

     WHEREAS, Merci and Loeffler desire to complete a share exchange transaction pursuant to which Merci shall acquire all of the issued and outstanding common stock of Loeffler in exchange for the issuance of 13,238,200 shares of restricted common stock of Merci to the Shareholder; and

     WHEREAS, the Board of Directors of Merci and the Board of Directors of Loeffler have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

     WHEREAS, the Shareholder is the owner of all of the issued and outstanding common stock of Loeffler; and

     WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

     NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the Parties hereby agree as follows:

1. THE EXCHANGE. At the Closing (as hereinafter defined), Merci shall acquire all of the issued and outstanding common stock of Loeffler from the Shareholder. The consideration to be issued by Merci shall be a total of 13,238,200 restricted shares of its common stock (the "Merci Shares") in exchange for
116.35 shares of Loeffler (the "Loeffler Shares") which constitutes 100% of the issued and outstanding common stock of Loeffler (the "Exchange"). The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. Immediately following completion of the Exchange through issuance of the Merci Shares, Merci shall have a total of approximately 16,547,750 shares of its common stock issued and outstanding.

2. CLOSING. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 1:00 P.M. on or before July 31, 2008 at 645 Fifth Avenue, Suite 403, New York, NY 10022, or such other place and date as the parties hereto shall agree upon. At the Closing, the Merci Shares shall be delivered to Sellers and the Loeffler Shares shall be delivered to Merci duly endorsed for transfer and all other documents and items referred to herein in order to consummate the transaction shall be exchanged.
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3.  REPRESENTATIONS  AND WARRANTIES OF LOEFFLER AND SELLERS.  In order to induce
Merci to enter into the Agreement and to complete the transaction contemplated hereby, Loeffler and each Seller severally represent and warrant to Merci that, except as otherwise set forth herein or in any schedule annexed hereto:

     (a) ORGANIZATION AND STANDING. Loeffler is a corporation duly organized, validly existing and in good standing under the laws of New York, is qualified to do business as a foreign corporation in every jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not have a material adverse effect on Loeffler, and has full corporate power and authority to carry on its business as now conducted and to own its properties. Loeffler's Articles of Incorporation and By-Laws previously delivered to Merci are true and correct copies

     (b) CAPITALIZATION. The entire registered capital of Loeffler consists of 200 shares of common stock or units of ownership of which 116.35 shares or units are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as provided by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Loeffler to issue, sell, or otherwise cause to become outstanding any of its capital stock.

     (c) OWNERSHIP OF LOEFFLER SHARES. Seller owns beneficially all of the Loeffler Shares free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of Loeffler (other than this Agreement) and Seller has the unqualified right to sell, assign, and deliver the shares to Merci.

     (d) TAXES. Except as set forth on Schedule 3D, annexed hereto, Loeffler has filed all Federal and State income or other tax returns and reports that, to its knowledge it is required to file with all Federal, State, or U.S. governmental agencies, and has, to its knowledge, paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Loeffler.

     (e) PENDING ACTIONS. Except as described in Schedule 3E annexed hereto, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the knowledge of the Seller or Loeffler threatened against Loeffler, or against the Seller that arise out of their operation of Loeffler, which if decided adversely to Loeffler or the Seller, would have a material adverse effect on Loeffler.

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     (f)  GOVERNMENTAL REGULATION.  To the knowledge of Loeffler and the Seller,
          Loeffler is not knowingly in violation of any law, material ordinance or regulation to which it is subject, the violation of which would have a material adverse effect on Loeffler.

     (g)  NO DEBT OWED BY  LOEFFLER  TO SELLER.  Except for salary and  benefits accrued  in the  ordinary  course  of  business  and  consistent  with
          Loeffler's past practices, Loeffler does not owe any money, securities, or property to Seller or any member of his immediate family or to any company controlled by such a person, directly or indirectly.

     (h) AUTHORIZATION OF TRANSACTION. Loeffler has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Loeffler, enforceable in accordance with its terms and conditions. Loeffler need not give any notice to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (i) NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Loeffler is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Loeffler is a party or by which it is bound or to which any of its assets is subject.

4. REPRESENTATIONS AND WARRANTIES OF MERCI. In order to induce the Seller and Loeffler to enter into the Agreement and to complete the transaction contemplated hereby, Merci represents and warrants to Loeffler and Sellers that:

     (a) ORGANIZATION AND STANDING. Merci is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a corporation in every jurisdiction in which such qualification is required, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.


     (b) CAPITALIZATION. As of the date hereof, and as of the Closing Date, the entire authorized capital stock of Merci consists of 25,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of

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          Preferred Stock par value $.001 per share,  of which 2,647,640  shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issues and outstanding. All of the issued and outstanding shares of Merci's common stock have been duly authorized and are validly issued, fully paid, and nonassessable and have been issued free of preemptive rights of any security holder. Except as provided by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Merci to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Merci.

     (c) AUTHORIZATION OF TRANSACTION. Merci has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Merci, enforceable in accordance with its terms and conditions. Merci need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency, in order to consummate the transactions contemplated by this Agreement, other than (i) filings that may be required or permitted under states securities law, the Act and/or the Exchange Act resulting from the issuance of the Merci Shares, and; ii) the filing of a Certificate of Amendment (the "Amendment") to its Articles of Incorporation reflecting the change in authorized capital as set forth in 4(b), above.

     (d) NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Merci is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Merci is a party or by which it is bound or to which any of its assets is subject.

     (e) OWNERSHIP OF SHARES. The Merci Shares have been duly authorized and, when issued pursuant to the Agreement, will have been validly issued, fully paid and non-assessable, with no personal liability attaching to the holders of such shares, free of preemptive rights of any security holder and, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such Merci Shares will not have been registered under the Act and state securities laws.

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     (f)  MATERIAL AGREEMENTS. Merci is not a party to or bound by any:

          (i)   employment, advisory or consulting contract;

          (ii)  plan providing for employee benefits of any nature;

          (iii) lease with respect to any property or equipment;

          (iv) contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;

          (v)   contract  or  commitment  pursuant  to  which  it  has  assumed,
                guaranteed,   endorsed,  or  otherwise  become  liable  for  any
                obligation of any other person, firm or organization;

          (vi) agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.

     (g) TAXES. Merci has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete.

     (h) ABSENCE OF LIABILITIES. As of the Closing date, Merci will have no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction for which Merci agrees to be responsible.

     (i) NO PENDING ACTIONS. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Merci, or against any of Merci's officers or directors and arising out of their operation of business. Merci has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the Act, the Securities Exchange Act of 1934, as amended, (the "Exchange Act") the rules and regulations of the SEC, or the securities laws and regulations of any state. Merci is not an "investment company" as such term is defined by the Investment Company Act of 1940, as amended.

     (j) CORPORATE RECORDS. All of Merci's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation.

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     (k)  FILINGS WITH THE SEC; FINANCIAL  STATEMENTS.  Merci has or by the time of the closing hereunder will have made all filings with the SEC that it has been required to make under the Act and the Exchange Act (such reports, together with Merci's Registration Statement on Form 10-SB, as amended from time to time, are hereinafter collectively referred to as the "PUBLIC REPORTS"). Each of the Public Reports has complied or will comply with the Act and the Exchange Act, as the case may be, in all material respects. None of the Public Reports, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Merci's Form 10-SB, at the time it became effective under the Exchange Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) included in the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Merci as of such dates and the results of operations of Merci for such periods; PROVIDED, HOWEVER, that the financial statements for all interim periods are subject to normal year-end adjustments and lack footnotes and other presentation items.

     (l) Access to Information; Speculative Investment. Merci has had a full opportunity to request from Loeffler and review, and has received all information which it deems relevant in making a decision to acquire the Target Shares to be acquired by it hereunder.

5. TERM. All representations and warranties made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement for the three months period following the date hereof.

6. COVENANTS.

     (a) Merci and Loeffler agree that, between the date of this Agreement and the Closing, except as contemplated by any other provisions of this Agreement, unless the other shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the business of Merci and Loeffler shall be conducted only in the ordinary course of business consistent with past practice. By way of amplification and not limitation, except as set forth herein, Merci and Loeffler shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or agree to do, any of the following:

          (i) issuance, sell, pledge, dispose of, grant, transfer, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of its capital stock or securities convertible or exchangeable or exercisable for any shares of such

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               capital  stock,  or any options,  warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitations, any phantom interest) of such entity; and

          (ii) declare,   set  aside,   make  or  pay  any   dividend  or  other
               distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock.

     (b) Each of Merci and Loeffler shall give prompt notice the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental entity or any person in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened in writing against, relating to or involving or otherwise affecting Merci or Loeffler; and (iv) any inaccuracy in or inability to perform such representations, warranties, or covenants. No such notice shall be deemed to constitute a cure of any breach or representation, warranty, covenant or agreement.

     (c) Merci will make all filings (collectively the "Future SEC Reports") with the SEC that is required to make between the date of this Agreement and the Closing Date under the Act and the Exchange Act. Each of the Future SEC Reports will comply with the requirements of the Act and the Exchange Act, as the case may be, in all material respects.

     (d) Merci and Loeffler shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Merci or Loeffler in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (iii)make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transaction contemplated hereby required under
          (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (y) the General Corporation Law of Delaware and (z) any other applicable law; provided that Merci and Loeffler shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non - filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith.

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7. CONDITIONS TO CLOSING.

     (a) The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following condition, any or all of which be waived, in whole or in part, to the extent permitted by applicable law:

          (i) No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     (b) The obligations of Loeffler to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (i) Each of the representations and warranties of Merci contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Loeffler shall have received a certificate of the principal executive officer of Merci to such effect.

          (ii) Merci shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing including filing of all required reports with the SEC pursuant to the Exchange Act. Loeffler shall have received a certificate of the principal executive officer of Merci to such effect.

     (c) The obligations of Merci to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (i) Each of the representations and warranties of Loeffler contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations

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               and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Merci shall each have received a certificate of the principal executive officer of Loeffler to such effect.

          (ii) Loeffler shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Merci shall have received a certificate of the principal executive officer of Loeffler to such effect.

8. TERMINATION: AMENDMENT: WAIVER.

     (a)  This Agreement may be terminated at any time prior to the Closing:

          (i)  by mutual consent of Merci and Loeffler;

          (ii) by Loeffler, if there has been a material breach by Merci of any of its material representations, warranties, covenants or agreements contained in this Agreement including but not limited to the filing of the Public Reports;

          (iii)by Merci,  if there has been a material breach by Loeffler of any
               of  its  material  representations,   warranties,   covenants  or
               agreements contained in this Agreement;

          (iv) by either Merci or Loeffler if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the transactions contemplate hereby shall have become final and nonappealable; or

          (v) by either Merci or Loeffler if the transaction contemplated hereby shall not have been consummated before July 31 2008, if and only if no willful breach of any representation, warranty or covenant by the party seeking to terminate is a substantial cause of the failure of the transactions contemplated hereby to be consummated by such date.

     (b) In the event of the termination of this Agreement by either Merci or Loeffler pursuant to Section 8(a), this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Merci or Loeffler, other than the provisions of this Section 8(b), and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

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     (c)  Except as otherwise  required by law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     (d) At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties with any of the agreements of conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9. NOTICES. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery, and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, to the parties at the addresses set forth in the preamble to this Agreement (or at such other address for a party as shall be specified by like changes of address.)

10. EXHIBITS. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

11. MISCELLANEOUS PROVISIONS. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

13. VENUE. Any action or proceedings brought with respect to our arrangement of the agreement shall be brought in the appropriate State of Federal Court in the County and State of New York.

14. COUNTERPARTS. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.


                            (Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above first written.


MERCI, INC.


By: /s/ Jose Acevedo
   ---------------------------------
   Jose Acevedo, President


L.J. LOEFFLER SYSTEMS INC.


By: /s/ Jeanette Pioppi
   ---------------------------------
   Jeanette Pioppi, President


SELLERS:


/s/ Dominick Pioppi
------------------------------------
Dominick Pioppi

                                       11